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                                                                     EXHIBIT 3.9

                            ARTICLES OF INCORPORATION

                                       OF

                         NORTHERN SUPPLY COMPANY, INC.

      I, the undersigned Incorporator, being a natural person of the full age of eighteen (18) years or more, for the purpose of forming a corporation under and pursuant to the provisions of Minnesota Statutes, Chapter 302A, and laws amendatory thereof and supplementary thereto, do hereby adopt the following Articles of Incorporation:

                                    ARTICLE 1

                                      NAME

      1.1   The name of the Corporation shall be NORTHERN SUPPLY COMPANY, INC.

                                    ARTICLE 2

                                REGISTERED OFFICE

      2.1 The location and post office address of the registered office of the Corporation shall be 1101 Stinson Boulevard, Minneapolis, MN 55413. The registered office may be changed in the manner provided by law.

                                    ARTICLE 3

                                    DURATION

      3.1   The duration of the Corporation shall be perpetual.

                                    ARTICLE 4

                               PURPOSES AND POWERS

      4.1   The purpose and powers of the Corporation shall be:

            a.    General business purposes.

            b. Without limiting the generality of the foregoing and without limiting any express or implied business purpose set forth in Minnesota Statutes, to develop, manufacture, trade and deal in and with goods and services of any kind and nature whatsoever, including real estate, to acquire the assets, tangible or intangible, of any proprietorship, partnership or corporation, and to assume, in whole or in part, the liabilities or obligations of any such proprietorship, partnership or corporation.

            c. To borrow money and issue, sell or pledge bonds, promissory notes, bills of exchange, debentures, and other securities


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                  and obligations, and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by a mortgage, pledge, or otherwise, or unsecured.

            d. To purchase, hold, sell, and transfer shares of the capital stock, bonds, and other obligations of this Corporation from time to time.

            e. To subscribe for, purchase, or otherwise acquire, and hold with the same rights of ownership therein, including the right to vote, as may be permitted to natural persons, the shares, bonds, and obligations of any corporation organized under the laws of any state or federal government.

            f. To have and exercise all powers incident and necessary to effect all the purposes of the Corporation, including the acquisition, retention, improvement, selling, dealing in and exercising of all rights of ownership over any and all kinds of personal and real property whatsoever, and wheresoever situated.

            g. To have and exercise all the powers, rights, and privileges now or hereafter conferred by the laws of the State of Minnesota, and to do all things set forth in these Articles to the same extent as natural persons might do.

            h. To enter into joint ventures, partnerships, or such other singular and combined business entities and relationships as may be in the best interest of the Corporation, and to have and exercise all powers incident and necessary to effectuate these relationships.

      The foregoing purposes and powers shall be construed liberally and shall in no way be limited or restricted by reference to or inference from the enumeration of specific powers or any other clause or paragraph of these Articles.

                                    ARTICLE 5

                                     CAPITAL

      5.1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is twenty-five thousand (25,000) shares. The shares shall be without par value, except that the shares shall have a par value of one cent ($.01) per share solely for the purpose of statutes or regulations imposing a tax or fee based upon the capitalization of the Corporation, and shall have a par value fixed by the Board of Directors for the purpose of statutes or regulations requiring the shares of the Corporation to have a par value.

      5.2 Cumulative Voting. Cumulative voting for directors is permitted in accordance with the laws of the State of Minnesota.

      5.3 Pre-emptive Rights. Whenever the Corporation proposes to issue new or additional shares, or rights to purchase shares of the same class or series

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as those held by a shareholder of the Corporation, or new or additional securities other than shares, or rights to purchase securities other than shares, that are exchangeable for, convertible into, or carry a right to acquire new or additional shares, of the same class or series as those held by a shareholder of the Corporation, such shareholder shall have the pre-emptive right to subscribe for and purchase such shareholder's pro rata portion of such new or additional shares or securities, as provided and except as limited by the laws of the State of Minnesota.

      5.4 Classes, Series, Subscriptions, Rights, Options, and Conversions. In addition to, and not by way of limitation of, the powers granted to the Board of Directors by the laws of the State of Minnesota (and except as may be limited or restricted by such laws), the Board of Directors shall have the following authority and powers:

            a. To establish one or more than one class or series of shares of the Corporation, set forth the designation of classes or series of shares, and fix the relative rights end preferences of classes or series of shares.

            b. To accept or reject subscriptions for, authorize the issuance of, and issue securities of the Corporation and rights to purchase securities of the Corporation.

            c. To fix or alter, from time to time, the price, voting rights, dividend rate and rights, time and price of redemption, liquidation rights and price, conversion rights, sinking fund or purchase fund rights, par value, and other terms and features of any class or series of shares, including the number of shares constituting any class or series.

            d. To establish, authorize the issuance of, and grant rights, warrants, and options entitling the holders thereof to purchase from the Corporation shares of any class or series, or bonds, notes, debentures, or other obligations convertible into shares of any class or series.

            e. To establish, authorize the issuance of, and grant the right to convert any securities or rights to purchase securities of the Corporation into shares of any class or series.

            f. To establish and fix the terms, provisions, conditions, limitation, restrictions, bases, prices, and other features of subscriptions, rights to purchase securities, warrants, options, and securities convertible into shares of the Corporation.

                                    ARTICLE 6

                               SHAREHOLDER ACTION

            6.1 The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present at a duly held

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meeting and entitled to vote, except where a larger proportion or number is required for a particular action by the Articles of Incorporation or By-Laws of the Corporation or by the laws of the State of Minnesota.

                                    ARTICLE 7

                                  BOARD ACTION

      7.1 Majority Vote. The Board of Directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the affirmative vote of a larger proportion or number of directors is required by the laws of the State of Minnesota.

      7.2 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting by written action signed by the number of directors that would be required to take the same action at a meeting of the board at which all directors were present, except as to those matters which require shareholder approval, on which matters the written action shall be signed by all members of the Board of Directors then in office.

                                    ARTICLE 8

                                   AMENDMENTS

      8.1 Articles of Incorporation. After the issuance of shares by the Corporation, the Articles of Incorporation may be amended when the proposed amendment is approved by the affirmative vote of the holders of a majority of the voting power of the shares present at a duly held meeting and entitled to vote, except that if the proposed amendment would require a larger majority, or if it would reduce an applicable larger majority, for approving shareholder action, the amendment must receive the larger of the majority required for passage prior to, or which would be required after, the enactment of the proposed amendment.

      8.2 By-Laws. The Board of Directors shall have the power and authority to adopt, amend, or repeal By-Laws of the Corporation, subject to the power of the shareholders to adopt, amend, or repeal By-Laws; provided, however, that after the adoption of the initial By-Laws, the Board shall not adopt, amend, or repeal any By-Laws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend By-Laws to increase the number of directors.

                                    ARTICLE 9

                            FIRST BOARD OF DIRECTORS

      9.1 The name and address of the first director of the Corporation who shall serve as, and constitute, the Board of Directors until the first meeting

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of the shareholders of the Corporation, or until his successor shall be elected and qualified is as follows:

                               Michael C. DeZurik
                               105 County Road #73
                               Plymouth, MN 55441

                                   ARTICLE 10

                                  INCORPORATORS

      10.1 The name and post office address of the person acting as Incorporator of the Corporation is as follows:

                               Michael C. DeZurik
                               1101 Stinson Blvd.
                              Minneapolis, MN 55413

      IN WITNESS WHEREOF, I have subscribed my name this 22 day of JANUARY 1991.

IN THE PRESENCE OF:                     NORTHERN SUPPLY COMPANY, INC.

/s/ [ILLEGIBLE]                         /s/ Michael C. DeZurik
-----------------------                 ----------------------------------------
                                        Michael C. DeZurik

STATE OF MINNESOTA      )
                        ) SS
COUNTY OF HENNEPIN      )

      On this 22nd day of January 1991, before me, a notary public within and for said county personally appeared Michael C. DeZurik to me known to be the person described in and who executed the foregoing instrument.

                                        /s/ Kristin M. Sather
                                        ----------------------------------------
                                        Notary Public
                                                         (Notary Seal)

                               State of Minnesota
                        Office of the Secretary of State

                              Notice of Change of
                  Registered Office - Registered Agent or Both
                                       by

Name of Corporation
Northern Supply Company, Inc.

Pursuant to Minnesota Statutes, Section 302A.123, 303.10, 317.19, 317A.123 or 308A.025 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office and/or agent to:

Agent's     If you do not wish to designate an agent, you must list "NONE" in
Name        this box. DO NOT LIST THE CORPORATE NAME

--------------------------------------------------------------------------------
  (You may not list a P.O. Box, but you may list a rural route and box number.) Address
[ILLEGIBLE] [ILLEGIBLE]
--------------------------------------------------------------------------------

                 City                           County                 Zip
             [ILLEGIBLE]                      [ILLEGIBLE]    MN    [ILLEGIBLE]
        (If different from the address above -- P.O. Box not acceptable)
--------------------------------------------------------------------------------
Mailing      [ILLEGIBLE]
Address
--------------------------------------------------------------------------------
                 City                           County                 Zip

                                                             MN
--------------------------------------------------------------------------------

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3., 303.02
Subd. 5, 317.02 Subd. 13, 317A.01 Subd. 2.

            This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days
            after filing with the Secretary of State, in this box:  [          ]

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

Name of Officer or Other Authorized Agent of Corporation         Signature
                                                                 [ILLEGIBLE]

[ILLEGIBLE]

Title of Office                                                    Date
  [ILLEGIBLE]                                                       [ILLEGIBLE]

       Do not write below this line. For Secretary of State's use only.

                     Receipt Number 806189             File Data          D.A.R
--------------------------------------------------------------------------------
Filing Fee:     $35.00

Return to:      Business Services Division             STATE OF MINNESOTA
                Office of the Secretary of State       DEPARTMENT OF STATE
                180 State Office Building                     FILED
                St. Paul, MN 55155                     NOV 30 [ILLEGIBLE]
                (612) 296-2803

Make checks payable to: Secretary of State



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                               STATE OF MINNESOTA
                               SECRETARY OF STATE
                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT

     Please read the instructions on the back before completing this form.

1. Corporate Name:

      NORTHERN SUPPLY COMPANY, INC.
--------------------------------------------------------------------------------
2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

1901 OAKCREST AVE                 ROSEVILLE         MN                 55113
--------------------------------------------------------------------------------
     Street                         city           State              Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

            NONE
      --------------------------------------------------------------------------
      If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.

/s/ [ILLEGIBLE]
------------------------------------------------
        Signature of Authorized Person

Name and Telephone Number of Contact Person: HAROLD J. PARTEN     (612) 638-0888
                                             -----------------------------------
                                             please print legibly
--------------------------------------------------------------------------------

Filing Fee:     Minnesota Corporations, Cooperatives and    Office Use Only
                Limited Liability Companies: $35.00.

                Non-Minnesota Corporations: $50.00.         STATE OF MINNESOTA
                                                            DEPARTMENT OF STATE
                Make checks payable to Secretary of State         FILED
                                                               SEP 12 1997
Return to:      Minnesota Secretary of State                 /s/ [ILLEGIBLE]
                180 State Office Bldg.                     -------------------
                100 Constitution Ave.                      Secretary of State
                St. Paul, MN 55155-1299
                (612)296-2803

                                     427150

                               STATE OF MINNESOTA
                               SECRETARY OF STATE
                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT

     PLEASE READ THE INSTRUCTIONS ON THE BACK BEFORE COMPLETING THIS FORM.

1. Corporate Name:

      NORTHERN SUPPLY COMPANY, INC.
--------------------------------------------------------------------------------
2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

405 SECOND AVENUE, SOUTH           MINNEAPOLIS          MN           55401
--------------------------------------------------------------------------------
         Street                       City             State       Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

                          C T CORPORATION SYSTEM INC.
--------------------------------------------------------------------------------
If you do not wish to designate an agent, you must list "NONE" in this box. DO
                           NOT LIST THE CORPORATE NAME.

In compliance with Minnesota Statutes, Section 303A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes 609.48 as if I had signed this certificate under oath.

/s/ Wayne F. Taylor
--------------------------------
Signature of Authorized Person
Wayne F. Taylor, Secretary

                                             JANET WELLING c/o CT
Name and Telephone Number of Contact Person: CORPORATION SYSTEM   (800) 800-4447
                                             -----------------------------------
                                             please print legibly
--------------------------------------------------------------------------------

                                                                Office Use Only

Filing Fee:     Minnesota Corporations, Cooperatives and
                Limited Liability Companies: $35.00.          STATE OF MINNESOTA
                                                             DEPARTMENT OF STATE
                Non-Minnesota Corporations: $50.00.                FILED
                                                                JAN 19, 1999
                Make checks payable to Secretary of State      /s/ [ILLEGIBLE]
                                                             -------------------
Return to:      Minnesota Secretary of State                 Secretary of State
                180 State Office Bldg.
                100 Constitution Ave.
                St. Paul, MN 55155-1299
                (612)296-2803